SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               February 9, 2001


                        NORTHWEST AIRLINES CORPORATION
                    (formerly Newbridge Parent Corporation)
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                                    0-23642
                           (Commission File Number)

                                  41-1905580
                       (IRS Employer Identification No.)

                 2700 Lone Oak Parkway, Eagan Minnesota 55121
              (Address of Principal Executive Offices) (Zip Code)

                                (612) 726-2111
             (Registrants' Telephone Number, Including Area Code)


Item 5.        Other Events
------         ------------

On February 9, 2001, the National Mediation Board ("NMB") released Northwest Airlines, Inc. ("Northwest"), the principal subsidiary of Northwest Airlines Corporation, and the Aircraft Mechanics Fraternal Association ("AMFA" - the union that represents mechanics and cleaners at Northwest) from mediated negotiations after AMFA rejected the NMB's proffer of binding arbitration to resolve the open issues in a new collective bargaining agreement between the two parties. The NMB notified Northwest and AMFA that a 30-day "cooling off" period would begin on February 10, 2001, and that beginning March 12, 2001 either side could resort to self-help remedies which on AMFA's part could include, but are not limited to, a strike by the members of AMFA. In making its announcement, the NMB also concluded that the statutory requirements under the Railway Labor Act for the appointment of a Presidential Emergency Board ("PEB") had been met in the Northwest-AMFA matter and encouraged the President to consider the appointment of an emergency board. Subsequently, the White House Press Secretary issued a statement indicating that if no settlement is reached during the 30-day cooling off period, the President will accept the recommendation of the NMB to create a PEB. The effect of the appointment of a PEB will be to stop any self-help remedies and will begin a process during which the PEB will review the positions advocated by Northwest and AMFA and will propose a solution. The PEB's recommendation must be issued within 30 days of its appointment (which is expected on or about March 11, 2001) and would be expected by mid-April 2001. If the PEB resolution is not accepted by both parties (or if the parties do not reach some other agreement), and unless Congress takes additional action, either party will be permitted to resort to self-help remedies 30 days after the PEB makes its recommendation to the President. A prolonged work stoppage by AMFA at that time, if it were to occur, could have a material adverse impact on Northwest Airlines Corporation.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               NORTHWEST AIRLINES CORPORATION

                               By:  /s/ Douglas M. Steenland
                                   --------------------------
                               Name:     Douglas M. Steenland
                               Title:    Executive Vice President,
                                         General Counsel and Secretary


February 14, 2001







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